Exhibit 99.1

[Logo]

                                                         1025 Eldorado Boulevard
                                                      Broomfield, Colorado 80021
                                                                  www.Level3.com


                                                                    NEWS RELEASE


Level 3 contacts:

Media:            Josh Howell                       Investors:        Robin Grey
                  720-888-2517                                      720-888-2518

                  Arthur Hodges                                 Sandra Curlander
720-888-6184      720-888-2501

                  Jennifer Daumler
                  720-888-3356


              Level 3 Subsidiary Files For Initial Public Offering
                         Of Information Services Group

         Group Includes Software Spectrum And (i)Structure Subsidiaries


BROOMFIELD, Colo., May 13, 2005 -- Level 3 Communications, Inc. (Nasdaq:LVLT) announced today that its wholly owned subsidiary - Technology Spectrum, Inc. - has filed a registration statement with the Securities and Exchange Commission to enable the sale of that subsidiary's common stock to the public in an initial public offering.

Technology Spectrum is the principal holding company for Level 3's information services group. Upon completion of the offering, Technology Spectrum's subsidiaries will include Software Spectrum, a direct marketer of software to corporations based in Plano, Texas, and (i)Structure, a provider of IT infrastructure management services to enterprises.

Technology Spectrum would receive no proceeds in this offering. Another subsidiary of Level 3's - Level 3 Financing, Inc. - is the sole selling stockholder in the offering. The net proceeds to Level 3 Financing from the offering would be used for general corporate purposes.

The registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The offering will be made only by means of a preliminary prospectus.

Merrill Lynch & Co. is acting as the sole book-running manager of the offering. A copy of the prospectus relating to these securities may be obtained, when available, from Merrill Lynch & Co., Prospectus Department, 4 World Financial Center, New York, NY 10080; or by calling 212-449-1000.

About Level 3 Communications
Level 3 (Nasdaq:LVLT) is an international communications and information services company. The company operates one of the largest Internet backbones in the world, is one of the largest providers of wholesale dial-up service to ISPs in North America and is the primary provider of Internet connectivity for millions of broadband subscribers, through its cable and DSL partners. The company offers a wide range of communications services over its 23,000-mile broadband fiber optic network including Internet Protocol (IP) services, broadband transport and infrastructure services, colocation services, and patented softswitch managed modem and voice services.

The company offers information services through its subsidiaries, Software Spectrum and (i)Structure. For additional information, visit their respective Web sites.

The Level 3 logo is a registered service mark of Level 3 Communications, Inc. in the United States and/or other countries. Level 3 services are offered by wholly owned subsidiaries of Level 3 Communications, Inc.

Forward-Looking Statement
Some of the statements made by Level 3 in this press release are forward-looking in nature. Actual results may differ materially from those projected in forward-looking statements. Level 3 believes that its primary risk factors include, but are not limited to: developing new products and services that meet customer demands and generate acceptable margins; increasing the volume of traffic on Level 3's network; overcoming the softness in the economy given its disproportionate effect on the telecommunications industry; integrating strategic acquisitions; attracting and retaining qualified management and other personnel; successfully completing commercial testing of new technology and information systems to support new products and services, including voice transmission services; ability to meet all of the terms and conditions of our debt obligations; overcoming Software Spectrum's reliance on financial incentives, volume discounts and marketing funds from software publishers; reducing downward pressure of Software

Spectrum's margins as a result of the use of volume licensing and maintenance agreements; and reducing rate of price compression on certain of the Company's existing transport and IP services. Additional information concerning these and other important factors can be found within Level 3's filings with the Securities and Exchange Commission. Statements in this release should be evaluated in light of these important factors.